Exhibit 3.3

SECOND AMENDMENT

TO

SECOND AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT OF

EQGP SERVICES, LLC

This SECOND AMENDMENT (this “Second Amendment”) TO SECOND AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT (as amended by that certain First Amendment to Second Amended and Restated Limited Liability Company Agreement, the “LLC Agreement”) of EQGP Services, LLC, a Delaware limited liability company (“EQGP Services”), effective as of October 9, 2019, is adopted, executed and agreed to by Equitrans Gathering Holdings, LLC, a Delaware limited liability company (“EGH”), as the sole member of EQGP Services (in such capacity, the “Sole Member”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the LLC Agreement.

WITNESSETH:

WHEREAS, the Sole Member, in accordance with Section 11.5 of the LLC Agreement, desires to amend the LLC Agreement to reflect 2200 Energy Drive, Canonsburg, Pennsylvania 15317 as EQGP Services’ principal office location and headquarters.

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the LLC Agreement is hereby amended as follows:

1.                  Amendment to Section 11.2. Section 11.2 of the LLC Agreement is hereby amended by deleting and restating the address of the “Company” and “Sole Member” as follows:

To the Company:

EQGP Services, LLC
2200 Energy Drive
Canonsburg, Pennsylvania 15317
Attn: General Counsel

To the Sole Member:

Equitrans Gathering Holdings, LLC

c/o Equitrans Midstream Corporation
2200 Energy Drive
Canonsburg, Pennsylvania 15317
Attn: General Counsel

2.                  Delivery. Delivery of a copy of this Second Amendment bearing an original signature by facsimile transmission or by electronic mail exchange of signature pages shall have the same effect as physical delivery of the paper document bearing the original signature.

3.                  Ratification of the LLC Agreement. Except as amended by this Second Amendment, all other terms of the LLC Agreement shall continue in full force and effect, remain unchanged and are hereby ratified and confirmed in all respects.

4.                  Governing Law. THIS SECOND AMENDMENT IS GOVERNED BY AND SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO THE CONFLICTS OF LAW PRINCIPLES OF SUCH JURISDICTION.

[ Signature Page Follows ]

IN WITNESS WHEREOF, the undersigned has executed this Second Amendment as of the first date written above.

SOLE MEMBER:

Equitrans Gathering Holdings, LLC

By:	/s/ Kirk R. Oliver
Name:	Kirk R. Oliver
Title:	Senior Vice President and Chief Financial Officer

[Signature Page to Second Amendment to

Second Amended and Restated Limited Liability Company Agreement of EQGP Services, LLC]